UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2026

Ouster, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39463	86-2528989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Treat Avenue

San Francisco, California 94110

(Address of principal executive offices) (Zip Code)

(415) 949-0108

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OUST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 8, 2026, Ouster, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Oppenheimer & Co. Inc., Northland Securities, Inc., Rosenblatt Securities Inc., and Roth Capital Partners, LLC (each, an “Agent” and, collectively the “Agents”), pursuant to which the Company may offer and sell, from time to time, through or to the Agents, acting as agents or principals, shares of the Company’s common stock, par value $0.0001 per share, having an aggregate offering price of up to $100 million (the “Shares”).

The Company is not obligated to sell any Shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the Agents will use commercially reasonable efforts, consistent with their normal trading and sales practices, to sell Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions specified by the Company. Under the Sales Agreement, the Agents may sell Shares by any method permitted by law deemed to be an “at the market offering” under Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Company will pay the Agents a commission up to 3.0% of the gross proceeds from each sale of Shares and provide the Agents with customary indemnification and contribution rights. The Sales Agreement may be terminated by the Agents or the Company at any time upon five (5) days’ notice to the other party.

The Shares will be offered pursuant to a shelf registration statement on Form S-3 (File No. 333-286936), which was declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on May 12, 2025, and a prospectus supplement filed with the Commission on May 8, 2026 in connection with the offer and sale of the Shares pursuant to the Sales Agreement.

The Sales Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Agents, including for liabilities under the Securities Act and other obligations of the parties. The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of such agreement, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company intends to use any net cash proceeds it receives from the issuance and sale by it of any shares of the Company’s common stock to or through the Agents for general corporate purposes, including working capital.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Sales Agreement nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated May 8, 2026, by and between the Company and Oppenheimer & Co. Inc., Northland Securities, Inc., Rosenblatt Securities Inc., and Roth Capital Partners, LLC

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ouster, Inc.

Date: May 8, 2026	By:	/s/ Kenneth P. Gianella
	Name:	Kenneth P. Gianella
	Title:	Chief Financial Officer